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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

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CONTACT:
Stanley J. Kay, Jr.
MacKenzie Partners, Inc.
(212) 929-5940



FOR IMMEDIATE RELEASE



NEW YORK, NEW YORK, April 4, 1997--Guy P. Wyser-Pratte, President of Wyser-Pratte & Co., Inc. and Fred Kambeitz, a partner at Spear, Leeds & Kellogg today released the following statement:

Yesterday's Reuters' wire report about Rexene Corporation (HYSE:RXN) announcing a change in the first stage of its stock repurchase program from an open market purchase plan to a Dutch auction stated that Wyser-Pratte said "it had complained to the U.S. Securities and Exchange Commission (SEC) about Rexene's initial programme and it believed that the SEC had been instrumental in forcing Rexene's change."

We wish to clarify that we have no information indicating whether the SEC or its staff was instrumental or involved in any way in the announced changes in the program. Accordingly, shareholders should not draw any inference that the SEC or its staff had any communication with Rexene regarding these changes. The mere fact that a party complains to the SEC or its staff does not mean that any federal securities law violation exists or that any action is or will be taken by the agency or its staff in response to the complaint.